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                                                                     Exhibit 2.2


         FIRST AMENDMENT (the "Amendment"), dated as of October 29, 1997, by and among Big Flower Holdings, Inc., a Delaware corporation ("Holdings"), Big Flower Press Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Big Flower Press"), Columbine JDS Systems, Inc., a Delaware corporation (the "Company"), Columbine BIAS, Ltd., a Texas limited partnership, William S. Cole, Catherine P. Cole, Catherine P. Cole Trust, Wayne M. Ruting, Doug Rother and Robert Howard (individually, a "Share Seller" and, collectively, "Share Sellers"), and each of the optionees that is a signatory hereto (the "Option Holders"), to the Stock Purchase Agreement, dated September 19, 1997, among Buyer, the Company, Share Sellers and Option Holders (the "Original Agreement").
         ------------------------------------------------------------

                                     INTRODUCTION

         Big Flower Press, the Company, Share Sellers, Option Holders entered into the Original Agreement relating to the sale to Big Flower Press (or its permitted assigns) of all of the Common Stock and Preferred Stock of the Company and the sale or exchange of all of the outstanding Options to purchase the Common Stock.

         The Original Agreement provided that a portion of the consideration to be paid by Big Flower Press for the Common Stock and Options would be in the form of shares of Buyer Common Stock, in amounts to be determined as set forth in the Original Agreement.

         The Original Agreement also provided that Option Holders who so elected could exchange their Options for Buyer Options.

         The Buyer, effective October 17, 1997, created a new holding company structure pursuant to Section 251(g) of the Delaware General Corporation Law by merging (the "Merger") Buyer with and into Big Flower Merger Co., a Delaware corporation and, prior to such merger, a direct, wholly-owned subsidiary of Holdings ("Mergeco"), with Buyer being the surviving corporation in the Merger. As a result of the Merger, each share of Buyer Common Stock outstanding immediately prior to the effective time of the Merger as of the date hereof represents a like number of shares of Holdings Common Stock (as defined below), all in accordance with the terms of the Agreement and Plan of Reorganization, dated as of October 17, 1997, among Buyer, Holdings and Mergeco attached hereto as Exhibit A. Accordingly, in connection with the Original Agreement, shares of Holdings Common Stock will be issued and Holdings Options (as defined below) will be granted in lieu of Buyer Common Stock and Buyer Options, respectively.

         Big Flower Press desires to assign to Holdings, and Holdings desires to assume from Big Flower Press, all of Big Flower Press's rights and obligations under the Original Agreement.

         The parties desire to amend the Original Agreement in certain respects as hereinafter set forth.


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         Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Original Agreement. References to the "Agreement" contained in the Original Agreement and this Amendment shall mean the Original Agreement as amended by this Amendment.
In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the parties agree as follows:

         1. (a) Big Flower Press hereby assigns, transfers and sets off onto Holdings, its successors and assigns all rights, benefits and privileges of Big Flower Press as Buyer under the Original Agreement (the "Assignment"). Holdings hereby accepts the Assignment, and assumes and agrees to perform, pay, discharge and comply with all of the covenants, conditions, agreements, terms, obligations and restrictions to be performed or complied with on the part of Big Flower Press, as Buyer, under the Original Agreement (the "Assumption"). Notwithstanding this Assignment and Assumption, Big Flower Press is in no way relieved of its obligations under the Original Agreement.


              (b)  The parties hereto agree to the Assignment and Assumption.

         2. (a) Section 1.1 of the Original Agreement is hereby amended by adding the following defined terms and the meanings specified below:

         "HOLDINGS" means Big Flower Holdings, Inc., a Delaware corporation

         "HOLDINGS COMMON STOCK" means the common stock, par value $0.01 per share, of Holdings.

         "HOLDINGS OPTIONS" means stock options to purchase from Holdings shares of Holdings Common Stock.

         "HOLDINGS PREFERRED STOCK" means the preferred stock, par value $0.01 per share, of Holdings.

         "HOLDINGS SHARE PRICE" means the average of the per share closing price of a share of Holdings Common Stock (or Buyer Common Stock with respect to any trading day occurring prior to October 20, 1997), on the NYSE Composite Tape for the 20 consecutive trading days immediately prior to the Closing Time.

         (b) Section 1.1 of the Original Agreement is hereby amended by amending and restating the definitions of "Buyer Common Stock" and "Buyer Options" as follows:

         "BUYER COMMON STOCK" means the common stock, par value $0.01 per share, of Buyer.

         "BUYER OPTIONS" means the stock options to purchase from Buyer shares of Buyer Common Stock.

         3. The parties hereby acknowledge and confirm that, except with respect to Section 5.8(a) of the Original Agreement and except for the definition of "Holdings Share Price," each reference in the Original Agreement to "Buyer Common Stock," "Buyer Options" and "Buyer Share


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Price" shall hereby be amended to read "Holdings Common Stock," "Holdings
Options" and "Holdings Share Price," respectively.

         4. Section 8.8 of the Original Agreement is amended by adding the following:

         "(e) Certificates, dated the Closing Time, from Holdings, duly executed by the Chief Executive Officer and the Chief Financial Officer of Holdings, and a certificate, dated the Closing Time and executed by the Secretary or an Assistant Secretary of Holdings, substantially in the form and to the effect of Exhibits M and N to this Agreement, respectively."

         5. Section 9.4 of the Original Agreement is deleted in its entirety and replacing therefor the following:

         "9.4.     ASSUMED OPTIONS.  (a) In the event that Buyer is notified on or before the earlier to occur of (i) October 24, 1997 and (ii) three business days prior to the Closing, that any or all of the Option Holders elect to have their Options exchanged for Holdings Options, Buyer and Holdings shall take all necessary actions to cause the exchange of the Options held by such Option Holder for Holdings Options. As a result of such exchange, each Option Holder shall receive for each Option, that amount of Holdings Options in which the excess of the (x) Holdings Share Price over the (y) exercise price of such Holdings Option shall equal the Option Spread, all in accordance with Section 424(a) of the Internal Revenue Code and the regulations promulgated thereunder, without regard to whether the Option qualifies as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

         (b) The provisions of Section 9.4(a) may be amended as reasonably required so that the exchange of Options thereunder complies with the requirements of Section 424(a) of the Internal Revenue Code and the regulations promulgated thereunder. After the Closing Time, Holdings will deliver to each holder of an Option a document evidencing the foregoing exchange by Holdings. Holdings will take all corporate and other action necessary to reserve and make available sufficient shares of Holdings Common Stock for issuance upon the exercise of the Holdings Options.

         (c) As promptly as reasonably practicable after the completion of the exchange of Options for Holdings Options pursuant to this Section 9.4, Holdings shall file a new Registration Statement on Form S-8 (or any successor or other appropriate forms) with respect to, the shares of Holdings Common Stock subject to the Holdings Options issued pursuant to this Section 9.4 and shall use reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such Holdings Options remain outstanding."

         6. Exhibit L to the Original Agreement is amended by deleting it in its entirety and substituting therefor Exhibit D hereto. The Original Agreement is amended by adding Exhibits M and N thereto, which Exhibits are attached to this Agreement as Exhibits B and C, respectively.

         7. Buyer hereby represents and warrants to the Company, Sellers and Columbine BIAS, Ltd., as attorney-in-fact of the Option Holders, as follows:

         (a) Holdings is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.


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         (b)  Holdings has the full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms.

         (c) (i) Neither the execution and delivery of this Agreement by Holdings nor the consummation or performance of any of the transactions contemplated hereby by Holdings will (A) conflict with or violate any provision of the corporate charter or bylaws of Holdings; (B) violate, conflict with, nor result in any default, violation, breach or contravention of, nor permit the acceleration of the maturity of, or the creation or imposition of any lien under, any material indenture, contract, agreement, lease or instrument to which Holdings is a party or by which Holdings is bound, nor constitute such an event, except for approvals required under the HSR Act and except for violations, conflicts and other matters that will not have a material adverse effect on the business, assets, liabilities, operations, financial condition or prospects of Holdings and consents, approvals, orders, authorizations, filings and permits, which the failure to obtain or make will not have a material adverse effect on the business, assets, liabilities, operations, financial condition or prospects of Holdings; or (C) violate any statute, law, judgment, decree, order, writ, injunction, rule or regulation of any court or governmental authority to which Holdings may be subject.

         (ii) Except for approvals required under the HSR Act, there is no requirement applicable to Holdings to make any filing with, or to obtain any permit, authorization, consent or approval of any Governmental Entity or any other Person in connection with the execution, delivery, or performance of this Agreement or as a condition to the lawful consummation by Holdings of the transactions contemplated by this Agreement.

         (iii) There is no Proceeding pending or, to the knowledge of Holdings, threatened against Holdings that seeks to prevent the consummation of the transactions contemplated by the Agreement.

         (d) (i) The authorized capital stock of Holdings consists of (A) 50,000,000 shares of Holdings Common Stock; of which, as of October 23, 1997, 18,506,736 shares were issued and outstanding; 4,478,463 shares were reserved for issuance under Holdings' Restated 1993 Stock Award and Incentive Plan, a copy of which has been previously provided to the Company and each of the Option Holders (the "Holdings Approved Plan"), of which, options for 2,483,031 shares of Holdings Common Stock have been granted and are outstanding and 83,306 options granted under the Holdings Approved Plan have been exercised and up to 21,668 shares of Holdings Common Stock were reserved for issuance in exchange for shares of Scanforms, Inc. and no shares were held in treasury and (B) 10,000,000 shares of Holdings Preferred Stock, none of which is outstanding but of which 250,000 shares have been designated as Series A Junior Preferred Stock. Except as set forth above and except as required by this Agreement, at the time of execution of this Amendment, no shares of capital stock or other voting securities of Holdings are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Holdings are, and all shares which may be issued pursuant to this Agreement or pursuant to the exercise of Holdings Options will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. Except as set forth above, as of the date of this Amendment, except for transactions contemplated by this Agreement and except for 270,206 shares of Holdings Common Shares to be issued in connection with Holdings acquisition of substantially all of the assets of Gamma One, Inc., there are no outstanding securities, options or agreements to which Holdings or any of its subsidiaries is a party or by which any of them is bound


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    obligating Holdings or any of its subsidiaries to issue or cause to be issued additional shares of capital stock of Holdings or of any of its subsidiaries.

    (ii) The shares of Holdings Common Stock being issued as part of the Share and Option Purchase Price have been duly authorized and, when issued in connection with the consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights. None of the shares of Holdings Common Stock being issued as part of the Share and Option Purchase Price will be subject to restrictions imposed by any agreements entered into by Holdings prior to the Closing Time for financing or otherwise, other than this Agreement.

         8.   Holdings Common Stock is registered under the Exchange Act of
1934.

         9. Buyer and Holdings hereby agree to take all such other actions as are reasonably necessary to effect the issuance of Holdings Common Stock and Holdings Options pursuant to this Agreement.

         10. All provisions of the Agreement not specifically amended by this Amendment shall remain in full force and effect.

         11. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

         12. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties to this Amendment have caused this
Amendment to be executed as of the date first above written.

                                       HOLDINGS:

                                       BIG FLOWER HOLDINGS, INC.


                                       By: /s/ Irene B. Fisher
                                           ------------------------------
                                            Name:  Irene B. Fisher
                                            Title: Vice President

                                       BUYER:

                                       BIG FLOWER PRESS HOLDINGS, INC.


                                       By: /s/ Irene B. Fisher
                                           ------------------------------
                                            Name:  Irene B. Fisher
                                            Title: Vice President

                                       THE COMPANY:

                                       COLUMBINE JDS SYSTEMS, INC.


                                       By: /s/ Paul W. Hobby
                                           ------------------------------
                                            Name:  Paul W. Hobby
                                            Title: Chairman


                                         S-1

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                                       SHARE SELLERS:

                                       COLUMBINE BIAS, LTD.

                                       By:  Columbine BIAS, Partners,
                                            Its: General Partner
                                            By:  Hobby Media Services, Inc.
                                                 Its:  General Partner

                                                 By: /s/ Paul W. Hobby
                                                     --------------------------
                                                      Name:  Paul W. Hobby
                                                      Title: Chairman

                                               /s/ William S. Cole
                                       ----------------------------------------
                                                   WILLIAM S. COLE



                                              /s/ Catherine P. Cole
                                       ----------------------------------------
                                                  CATHERINE P. COLE


                                       CATHERINE P. COLE TRUST*


                                       By:  /s/ Catherine P. Cole      ,Trustee
                                            ---------------------------


                                               /s/ Wayne M. Ruting
                                       ----------------------------------------
                                                   WAYNE M. RUTING


                                                /s/  Doug Rother
                                       ----------------------------------------
                                                     DOUG ROTHER


*By:  COLUMBINE BIAS, LTD., as attorney-in-fact

      By:  Columbine BIAS, Partners,
           Its:  General Partner
            By:  Hobby Media Services, Inc.
                 Its:  General Partner

                 By: /s/ Paul W. Hobby
                     --------------------------
                     Name:  Paul W. Hobby
                     Title: Chairman


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                                       /s/ Robert Howard
                                       ----------------------------
                                       ROBERT HOWARD

                                       By:  Columbine BIAS, Ltd., as
                                            attorney-in-fact

                                            By:  Columbine BIAS, Partners,
                                                 Its: General Partner

                                                 By: Hobby Media Services, Inc.
                                                     Its: General Partner

                                                 By:  /s/ Paul W. Hobby

                                                      -------------------------
                                                      Name:  Paul W. Hobby
                                                      Title: Chairman


                                       OPTION HOLDERS,
                                         as listed on Schedule 3.2 to the
                                         Original Agreement

                                       By:  Columbine BIAS, Ltd., as
                                            attorney-in-fact

                                            By:  Columbine BIAS, Partners,
                                                 Its:  General Partner

                                                 By: Hobby Media Services, Inc.
                                                     Its:  General Partner

                                                 By:  /s/ Paul W. Hobby
                                                      ----------------------
                                                      Name:  Paul W. Hobby
                                                      Title: Chairman



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